                                                                     EXHIBIT 6.1
                                    * * * * *




                            STOCK EXCHANGE AGREEMENT



                                  BY AND AMONG



                      MICROWAVE TRANSMISSION SYSTEMS, INC.,

          THE SOLE SHAREHOLDER OF MICROWAVE TRANSMISSION SYSTEMS, INC.,

                              RBS ACQUISITION CORP.

                                       AND

                          HALTER FINANCIAL GROUP, INC.




                                    * * * * *



                                 AUGUST 6, 1999

                                TABLE OF CONTENTS


ARTICLE/SECTION                                                         PAGE

ARTICLE 1 - THE EXCHANGE ................................................1
1.1 The Exchange ........................................................1
1.2 Closing .............................................................1

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF MTS .......................2
2.1 Organization ........................................................2
2.2 Capitalization ......................................................2
2.3 Certain Corporate Matters ...........................................2
2.4 Authority Relative to this Agreement ................................2
2.5 Consents and Approvals; No Violations ...............................2
2.6 Disclosure ..........................................................3

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER ...........3
3.1 Ownership of the MTS Shares .........................................3
3.2 Authority Relative to this Agreement ................................3
3.3 Consents and Approvals; No Violations ...............................3
3.4 Disclosure of Information ...........................................4
3.5 Investment Experience ...............................................4
3.6 Restricted Securities ...............................................4
3.7 Legend ..............................................................4

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF THE AND HFG ...............5
4.1 Organization ........................................................5
4.2 Capitalization ......................................................5
4.3 Certain Corporate Matters ...........................................5
4.4 Authority Relative to this Agreement ................................6
4.5 Consents and Approvals; No Violations ...............................6
4.6 Subsidiaries ........................................................6
4.7 Financial Statements ................................................6
4.8 Events Subsequent to Financial Statements ...........................7
4.9 Undisclosed Liabilities .............................................7
4.10 Tax Matters ........................................................8
4.11 Real Property ......................................................8
4.12 Books and Records ..................................................8
4.13 Questionable Payments ..............................................8
4.14 Environmental Matters ..............................................9
4.15 Intellectual Property .............................................11
4.16 Insurance .........................................................11
4.17 Contracts .........................................................11

4.18 Litigation ........................................................12
4.19 Employees .........................................................12
4.20 Employee Benefit Plans ............................................12
4.21 Legal Compliance ..................................................12
4.22 Broker's Fees .....................................................12
4.23 Disclosure ........................................................12
4.24 Powers of Attorney ................................................13
4.25 Guaranties ........................................................13

ARTICLE 5 - CONDUCT OF BUSINESS PENDING THE CLOSING ....................13
5.1  Conduct of Business by the Company Pending the Closing ............13
5.2  Other Actions .....................................................14

ARTICLE 6 - ADDITIONAL AGREEMENTS ......................................14
6.1  Access and Information ............................................14
6.2  Litigation Support ................................................14
6.3  Proxy Statement ...................................................15
6.4  Meeting of Shareholders ...........................................15
6.5  Certain Information ...............................................15
6.6  Press Releases ....................................................15

ARTICLE 7 - CONDITIONS TO CLOSING ......................................15
7.1 Conditions to Obligations of Each Party to Effect the Closing ......15
7.2 Additional Conditions to MTS's Obligations .........................16
7.3 Additional Conditions to the Obligations of the Company and HFG ....17

ARTICLE 8 - TERMINATION ................................................18
8.1 Termination by Mutual Consent ......................................18
8.2 Automatic Termination ..............................................18
8.3 Termination by Any Party ...........................................18
8.4 Material Breach ....................................................19
8.5 Effect of Termination ..............................................19

ARTICLE 9 - SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATION ............19
9.1 Survival ...........................................................19
9.2 Indemnification by HFG .............................................19
9.3 Indemnification by MTS and the Post-Closing Company ................19
9.4 Conditions of Indemnification ......................................19
9.5 Remedies Not Exclusive .............................................20

ARTICLE 10 - GENERAL PROVISIONS ........................................21
10.1 Notices ...........................................................21
10.2 Interpretation ....................................................21
10.3 Severability ......................................................21

10.4 Miscellaneous .....................................................21
10.5 Separate Counsel ..................................................21
10.6 Governing Law .....................................................21
10.7 Counterparts ......................................................21
10.8 Amendment .........................................................22
10.9 Parties In Interest: No Third Party Beneficiaries .................22
10.10 Waiver ...........................................................22
10.11 Expenses .........................................................22
10.12 Construction .....................................................22
10.13 Arbitration of Disputes ..........................................22

                            STOCK EXCHANGE AGREEMENT

         THIS STOCK EXCHANGE AGREEMENT, dated as of August 6, 1999 (this "Agreement"), is made and entered into by and among Microwave Transmission Systems, Inc., a Texas corporation ("MTS"), Preston D. Spurlin, the sole shareholder of MTS (the "Shareholder"), RBS Acquisition Corp., a Texas corporation (the "Company") and Halter Financial Group, Inc., a Texas corporation ("HFG").

         WHEREAS, the respective Boards of Directors of MTS, the Company and HFG have adopted resolutions approving and adopting the proposed stock exchange (the "Exchange") upon the terms and conditions hereinafter set forth in this Agreement, as contemplated by that Consulting Agreement dated July 29, 1999 by and between HFG, MTS and the Company (the "Consulting Agreement");

         WHEREAS, the Shareholder holds all of the issued and outstanding shares of common stock of MTS in the amount set forth on Exhibit "A" hereto (the "MTS Shares"), and the Shareholder desires to participate in the Exchange;

         WHEREAS, MTS will enter into this Agreement for the purpose of evidencing its consent to the consummation of the Exchange and for the purpose of making certain representations, warranties, covenants and agreements; and

         WHEREAS, HFG, which is affiliated with the Company, will enter into this Agreement for the purpose of evidencing its consent to the consummation of the Exchange and for the purpose of making certain representations, warranties, covenants and agreements.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                                  THE EXCHANGE

         1.1 The Exchange. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the Shareholder will sell, convey, assign, transfer and deliver to the Company stock certificates representing the number of MTS Shares set forth opposite his name on Exhibit "A" hereto, and the Company will issue to the Shareholders in exchange for the MTS Shares, stock certificate(s) representing an aggregate of 5,750,000 shares of its common stock (the "Company Shares") as set forth on Exhibit "A" hereto.

         1.2 Closing. The closing of the Exchange (the "Closing") shall take place on or before 10:00 a.m., local time, at the offices of the Company located at 14160 Dallas Parkway, Suite 950, Dallas, Texas 75240 on September 23, 1999, or as soon as the conditions set forth in Article 7 have been satisfied or waived or as soon as practicable thereafter. Such date is herein referred to as the "Closing Date." Subject to the provisions of Article 7 and Article 8, the failure to consummate the Exchange on the date and time determined pursuant to this Section 1.2 will not result in the termination of this Agreement and will not relieve any party of any obligation hereunder.

                                    ARTICLE 2
                      REPRESENTATIONS AND WARRANTIES OF MTS

         MTS hereby represents and warrants to the Company and HFG as follows:

         2.1 Organization. MTS has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of its state of incorporation, and has the requisite corporate power to carry on its business as now conducted.

         2.2 Capitalization. The authorized capital stock of MTS consists of 1,000,000 shares of common stock, $1.00 par value, of which 1,000 shares are issued and outstanding. All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Except as set forth on Schedule 2.2, there are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which MTS is a party or which are binding upon MTS providing for the issuance or transfer by MTS of additional shares of its capital stock, and MTS has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity, profit participation or similar rights, contracts, arrangements or commitments. There are no voting trusts or any other agreements or understandings with respect to the voting of MTS's capital stock.

         2.3 Certain Corporate Matters. MTS is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where such failure would not have a material adverse effect on MTS's financial condition, results of operations or business. MTS has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

         2.4 Authority Relative to this Agreement. MTS has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by MTS and the consummation by MTS of the transactions contemplated hereby have been duly authorized by the Board of Directors of MTS and no other actions on the part of MTS are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MTS and constitutes a valid and binding agreement of MTS, enforceable against MTS in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         2.5 Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue sky laws and except as set forth on Schedule 2.5, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by MTS of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by MTS nor the consummation by MTS of the transactions contemplated hereby, nor compliance by MTS with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Articles of Incorporation or Bylaws of MTS, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which MTS or any of its subsidiaries is a party or by which any of them or their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to MTS, any of its subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to MTS and its subsidiaries taken as a whole.

         2.6 Disclosure. The representations and warranties and statements of fact made by MTS in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.


                                    ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

         The Shareholder severally represents and warrants, as to itself and its respective ownership in the MTS Shares, as follows:

         3.1 Ownership of the MTS Shares. The Shareholder owns, beneficially and of record, good and marketable title to the MTS Shares set forth opposite his name on Exhibit "A" hereto, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or Shareholders' agreements. At the Closing, the Shareholder will convey to the Company good and marketable title to the MTS Shares set forth opposite his name on Exhibit "A" hereto, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders' agreements or restrictions.

         3.2 Authority Relative to this Agreement. The execution, delivery and performance of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby have been duly authorized by the Shareholder, and no other actions on the part of the Shareholder are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         3.3 Consents and Approvals; No Violations. Except for applicable requirements of the federal securities laws and the state securities or blue sky laws, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Shareholder of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Shareholder nor the consummation by the Shareholder of the transactions contemplated hereby, nor compliance by the Shareholder with any of the provisions hereof, will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or its properties may be bound or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Shareholder, except in the case of clauses (a) and
(b) for violations, breaches or defaults which are not in the aggregate material to the Shareholder.

         3.4 Disclosure of Information. The Shareholder acknowledges that he has been furnished such information regarding the management, financial condition, results of operations and business of the Company necessary to make an informed decision regarding the Exchange. The Shareholder has had an opportunity to ask questions of and receive answers regarding the Company and its financial condition, results of operations or business and the terms and conditions of the Exchange.

         3.5 Investment Experience. The Shareholder acknowledges that he is able to fend for himself, can bear the economic risk of its investment in the Company Shares, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company Shares. The Shareholder is acquiring the Company Shares for his own account, for investment purposes only and not with a view to further distribution thereof.

         3.6 Restricted Securities. The Shareholder acknowledges that the Company Shares will not be registered pursuant to the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws, that the Company Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Company Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, the Shareholder is familiar with Rule 144 promulgated under Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued to the transfer agent (or a notation may be made in the appropriate records of the Company) in connection with the Company Shares.

         3.7 Legend. The Shareholder acknowledges that the certificates representing the Company Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                               THE COMPANY AND HFG

         The Company and HFG hereby jointly and severally represent and warrant to MTS and the Shareholder as follows:

         4.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to carry on its business as now conducted.

         4.2 Capitalization. The Company's authorized capital stock consists of 40,000,000 shares of common stock, par value $.001 per share (the "Company Common Stock"), of which 500,084 shares are issued and outstanding and 10,000,000 shares of preferred stock, par value $.001 per share, of which none are presently issued and outstanding. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights and are held of record by the Company's shareholders as set forth in Schedule.

         4.2 When issued, the Company Shares will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, there are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which the Company or HFG are parties or which are binding upon the Company or HFG providing for the issuance by the Company or transfer by the Company or HFG of additional shares of the Company's capital stock and the Company has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity, profit participation or similar rights, contracts, arrangements or commitments. There are no voting trusts or any other agreements or understandings with respect to the voting of the Company's capital stock.

         4.3 Certain Corporate Matters. The Company is duly licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of the Company's properties or nature of the Company's business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, in the future will not, have a material adverse effect on its financial condition, results of operations or business. The Company has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. The Company has delivered to MTS true, accurate and complete copies of its Articles of Incorporation and Bylaws, which reflect all restatements of and amendments made thereto at any time prior to the date of this Agreement. The records of meetings of the shareholders and Board of Directors of the Company are complete and correct in all material respects. The stock records of the Company and the shareholder lists of the Company that the Company has previously furnished to MTS are complete and correct in all material respects and accurately reflect the record ownership and the beneficial ownership of all the outstanding shares of the Company's capital stock and any other outstanding securities issued by the Company, except as may be provided in the Plan. The Company is not in default under or in violation of any provision of its Articles of Incorporation, Bylaws or the Plan (as hereinafter defined) in any material respect. The Company is not in any material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

         4.4 Authority Relative to this Agreement. Subject to approval by the Company's Shareholders, each of the Company and HFG has the requisite corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and HFG and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of the Company and HFG and except for the approval by the Company's Shareholders, no other actions on the part of the Company or HFG are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and HFG and constitutes a valid and binding obligation of the Company and HFG, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         4.5 Consents and Approvals; No Violations. Except for approval by the CompanyAEs shareholders and applicable requirements of federal securities laws and state securities or blue sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by the Company and HFG of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Company and HFG nor the consummation by the Company or HFG of the transactions contemplated hereby, nor compliance by the Company or HFG with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Articles of Incorporation, Bylaws, or the Plan of the Company or HFG, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which either the Company or HFG is a party or by which either of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or HFG, or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to the Company or HFG taken as a whole.

         4.6 Subsidiaries. The Company does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

         4.7 Financial Statements. The Company has delivered to MTS audited financial statements for the period from February 28, 1997 through June 30, 1998 and for the fiscal year ended June 30, 1999, respectively (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of its operations and changes in cash flows for such periods.

         4.8 Events Subsequent to Financial Statements. Since June 30, 1999, there has not been any material adverse change in the business, financial condition, operations, results of operations or future prospects. Without limiting the generality of the foregoing, since that date there has not been:

                  (a) Any sale, lease, transfer, license, sublicense or assignment of any assets, tangible or intangible, of the Company;

                  (b) Any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of the Company;

                  (c) Any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of the Company or any redemption, purchase or other acquisition of any such shares;

                  (d) Any subjection to any lien or security interest on any of the assets, tangible or intangible, of the Company;

                  (e) Any capital expenditures or capital investment, issuance of any note, bond or other incurrence of indebtedness, guarantee or liability or assumption of obligations by the Company;

                  (f) Any cancellation, compromise, waiver or release by the Company of any right of any material value;

                  (g) Any compensation or benefits paid to officers or directors of the Company;

                  (h) Any change made or authorized in the Articles of Incorporation or Bylaws of the Company;

                  (i) Any loan to or other transaction with any officer, director or shareholder of the Company giving rise to any claim or right of the Company against any such person or of such person against the Company;

                  (j) Any employment contract or collective bargaining agreement, written or oral, or modification in the terms of any existing contract or agreement;

                  (k) Any promise or pledge to make any charitable or other capital contribution; or

                  (l) Any commitment to any of the foregoing.

         4.9 Undisclosed Liabilities. Except as otherwise disclosed under this Agreement and as reflected on the Financial Statements, the Company has no material liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

         4.10 Tax Matters.

                  (a) The Company has (and as of the Closing Date will have) duly filed all material federal, state, local and foreign tax returns required to be filed by or with respect to it with the Internal Revenue Service or other applicable taxing authority, and no extensions with respect to such tax returns have (or as of the Closing Date will have) been requested or granted;

                  (b) The Company has (and as of the Closing Date will have) paid, or adequately reserved against in the Financial Statements, all material taxes due, or claimed by any taxing authority to be due, from or with respect to it;

                  (c) To the best knowledge of the Company and HFG, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of the tax returns and no claim has been made (and none is pending) by an authority in a jurisdiction where the Company does not file tax returns that it is or may be subject to taxation by that jurisdiction;

                  (d) No waiver or extension of any statute of limitations as to any material federal, state, local or foreign tax matter has been given by or requested from the Company; and

                  (e) The Company has not filed a consent under Section 341 (f) of the Internal Revenue Code of 1986, as amended. The Company has not made any payment and is not obligated to make any payments that would not be deductible under Section 280G. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) during the applicable period specified in Section 897(c)(1)(A)(ii).

         For the purposes of this Section 4.10, a tax is due (and must therefore either be paid or adequately reserved against in the Financial Statements) only on the last date payment of such tax can be made without interest or penalties, whether such payment is due in respect of estimated taxes, withholding taxes, required tax credits or any other tax.

         4.11 Real Property. The Company does not own or lease any real property.

         4.12 Books and Records. The books and records of the Company fairly reflect the transactions to which the Company is a party or by which its properties are bound.

         4.13 Questionable Payments. Neither the Company nor HFG nor any employee, agent or representative of either of them has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Company funds or made any payments from the Company's funds to governmental officials for improper purposes or made any illegal payments from the Company's funds to obtain or retain business.

         4.14 Environmental Matters.

                  (a) Definitions. For the purpose of this Agreement, the following terms shall have the meaning herein specified:

                           (i) "Governmental Authority" shall mean the United States, each state, each county, each city and each other political subdivision in which the Company's business is located, and any court, political subdivision, agency or instrumentality with jurisdiction over the Company's business.

                           (ii) "Environmental Laws" shall mean (A) the Comprehensive Environmental Response,
                                    Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. 9601 et seq. ("CERCLA"), (B) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A. 6901 et seq. ("RCRA"), (C)
                                    the Clean Air Act, 42 U.S.C.A. 7401 et seq.,
                                    (D) the Federal Water Pollution Control Act, as amended, 33 U.S.C.A. 1251 et seq., (E) the Toxic Substances Control Act, 15 U.S.C.A. 2601 et seq., (F) all applicable state laws, and (G) all other laws and ordinances relating to municipal waste, solid waste, air pollution, water pollution and/or the handling, discharge, disposal or recovery of on-site or off-site hazardous substances or materials, as each of the foregoing has been or may hereafter be amended from time to time.

                           (iii) "Hazardous Materials" shall mean, among others, (A) any "hazardous waste" as defined by RCRA, and regulations promulgated thereunder; (B) any "hazardous substance" as defined by CERCLA, and regulations promulgated thereunder; (C) any "toxic pollutant" as defined in the Federal Water Pollution Prevention and Control Act, as amended, 33 U.S.C. 1251 et seq., (commonly known as "CWA" for "Clean Water Act"), and any regulations thereunder; (D) any "hazardous air pollutant" as defined in the Air Pollution Prevention and Control Act, as amended, 42 U.S.C. 7401 et seq. (commonly known as "CAA" for "Clean Air Act") and any regulations thereunder; (E) asbestos; (F) polychlorinated biphenyls; (G) any substance the presence of which on the Business Location (as hereinafter defined) is prohibited by any Environmental Laws; and
                                    (H) any other substance which is regulated by any Environmental Laws.

                           (iv) "Hazardous Materials Contamination" shall mean the presence of Hazardous Materials in the soil, groundwater, air or any other media regulated by the Environmental Laws on, under or around the Company's facilities at levels or concentration which trigger any requirement under the Environmental Laws to remove, remediate, mitigate, abate or otherwise reduce the level or concentration of the Hazardous Materials. The term "Hazardous Materials Contamination" does not include the presence of Hazardous Materials in process tanks, lines, storage or reactor vessels, delivery trucks or any other equipment or containers, which Hazardous Materials are used in the manufacture, processing, distribution, use, storage, sale, handling, transportation, recycling, reuse or disposal of the products that were manufactured and/or distributed by the Company.

                  (b) Representations and Warranties. Based on the foregoing, the Company and HFG jointly and severally represent and warrant that:

                           (i) To the best knowledge of the Company and HFG, there has been no material failure by the Company to comply with all applicable requirements of Environmental Laws relating to the Company and the Company's operations, and neither the Company nor HFG is aware of any facts or circumstances which could materially impair such compliance with all applicable Environmental Laws.

                           (ii) Neither the Company nor HFG has, through the Closing Date, received notice from any Governmental Authority or any other person of any actual or alleged violation of any Environmental Laws, nor is any such notice anticipated.

                           (iii) Prior to the Closing Date, neither the Company nor HFG will do or permit anything that will cause the Company to be in material violation of any requirements of Environmental Laws, or do or permit a violation of Environmental Laws that would materially and adversely affect the financial condition of the Company or subject the Company to any enforcement actions under any Environmental Laws.

                           (iv) To the best knowledge of the Company, Environmental Laws do not require that any permits, licenses or similar authorizations to construct, occupy or operate any equipment or facilities used in the conduct of the Company's business.

                           (v) Neither the Company nor HFG has received any notices, whether from a Governmental Authority or some other third party, that Hazardous Material Contamination exists at the Business Location or at any other location, property or facility owned or operated by the Company in the conduct of its business nor is the Company nor HFG aware of any circumstances that would give rise to an allegation of such contamination.

                           (vi) To the best knowledge of the Company and HFG, no investigation, administrative order, consent order or agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated, pending or otherwise in existence with respect to any site controlled or utilized by the Company in the operation of its business (collectively, a "Business Location"). To the best knowledge of the Company and HFG, the Business Location is not currently on, and has never been on, any federal or state "Superfund" or "Superlien" list.

                           (vii) To the best knowledge of the Company and HFG, the Company has no liability and has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental Law or Hazardous Materials Law.

                           (viii) To the best knowledge of the Company and HFG, all properties and equipment used in the business of the Company were free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-transdichlorothylene, dioxins, and dibenzofurans.

         4.15 Intellectual Property. The Company does not own or use or have the right to use pursuant to license, sublicense, agreement or permission any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. The Company and HFG have no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of the Company, interferes with, infringes upon, misappropriates or otherwise conflicts with any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

         4.16 Insurance. The Company has no insurance policies in effect.

         4.17 Contracts. Except as set forth on Schedule 4.17, the Company has no material contracts, leases, arrangements and commitments (whether oral or written). The Company is not a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the purchase or sale of personal property.

         4.18 Litigation. Except as it relates to the Plan, the Company is not subject to any judgment or order of any court or quasijudicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against the Company. The Company is not a plaintiff or defendant in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings or investigations of the Company, and neither the Company nor HFG know of any basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, injunctions, decrees or stipulations affecting the Company or to which the Company is a party.

         4.19 Employees. Except for Timothy P. Halter, the Company's sole officer and director, the Company does not have any employees. The Company does not owe any compensation of any kind, deferred or otherwise, to any current or previous employees. The Company has no written or oral employment agreements with any officer or director of the Company. The Company is not a party to or bound by any collective bargaining agreement. There are no loans or other obligations payable or owing by the Company to any shareholder, officer, director or employee of the Company, nor are there any loans or debts payable or owing by any of such persons to the Company or any guarantees by the Company of any loan or obligation of any nature to which any such person is a party.

         4.20 Employee Benefit Plans. The Company has no (a) non-qualified deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by the Company.

         4.21 Legal Compliance. To the best knowledge of the Company and HFG, no claim has been filed against the Company alleging a violation of any applicable laws (including rules regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) and regulations of foreign, federal, state and local governments and all agencies thereof. The Company holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted.

         4.22 Broker's Fees. Neither the Company, HFG nor anyone on their behalf has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finderAEs fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

         4.23 Disclosure. The representations and warranties and statements of fact made by the Company and HFG in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

         4.24 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

         4.25 Guaranties. The Company is not a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other person or entity.

                                    ARTICLE 5
                     CONDUCT OF BUSINESS PENDING THE CLOSING

         5.1 Conduct of Business by the Company Pending the Closing. The Company and HFG jointly and severally covenant and agree that prior to the Closing Date:

                  (a) The Company shall conduct its business and operations only in the usual and ordinary course of business;

                  (b) Except as contemplated by this Agreement and as necessary to effect the proposals contained in the Proxy Statement, the Company shall not directly or indirectly do any of the following: (i) sell, pledge, dispose of or encumber any of its assets; (ii) amend or propose to amend its Articles of Incorporation or Bylaws; (iii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of its capital stock; (iv) redeem, purchase or acquire or offer to acquire any shares of its capital stock or other securities; (v) create any subsidiaries;
         (vi) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (c) Except as contemplated by this Agreement, the Company shall not (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, its capital stock; (ii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division or the material assets thereof; (iii) incur any indebtedness for borrowed money, issue any debt securities or guarantee any indebtedness to others; or (iv) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (d) The Company shall not enter into any employment, severance or similar agreements or arrangements with, or grant any bonus, salary increase, severance or termination pay to, any officers or directors;

                  (e) The Company shall not adopt any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee;

                  (f) Except as otherwise required by its Articles of Incorporation or Bylaws, by this Agreement or by applicable law, the Company shall not call any meeting of shareholders;

                  (g) The Company and HFG shall notify MTS of any emergency or other change in the normal course of its business or in the operation of its properties and of any tax audits, tax claims, environmental, governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, audit, claim, complaint, investigation or hearing would be material, individually or in the aggregate, to the financial condition, results of operations or business of the Company, or to the ability of any of the parties hereto to consummate the transactions contemplated by this Agreement;

                  (h) The Company shall notify MTS promptly of any material adverse event or circumstance affecting the Company, whether threatened or existing (including the filing of any material litigation against the Company or the existence of any dispute with any person or entity which involves a reasonable likelihood of such litigation being commenced); and

                  (i) The Company shall comply in all material respects with all legal requirements and contractual obligations applicable to its operations and business and pay all applicable taxes.

         5.2 Other Actions. Unless approved in writing by MTS, the Company and HFG shall not to take any action or permit any action to occur that might reasonably be expected to result in any of the representations and warranties of the Company and HFG contained in this Agreement becoming untrue, false or misleading after the date hereof or any of the conditions to the Closing set forth in Article 7 of this Agreement not being satisfied.

                                    ARTICLE 6
                              ADDITIONAL AGREEMENTS

         6.1 Access and Information. Except for information relating to any claims any party may have against the other, MTS and the Company shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other representatives necessary access, at all reasonable times, and in a manner so as not to interfere with the normal business operations, throughout the period prior to the Closing to all of its books, records (including tax records), properties and personnel and, during such period in order to allow each party to complete its due diligence review, each shall furnish promptly to the other all information as such other party may reasonably request.

         6.2 Litigation Support. In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with
(i) any transaction contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, the other party will cooperate with the party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party, subject to the indemnification provision set forth in Article 9.

         6.3 Proxy Statement. The Company, HFG and their representatives shall, with the assistance of MTS and its representatives, prepare a proxy statement (together with the related notice to shareholders and any annexes and exhibits thereto, the "Proxy Statement") that will submit certain matters to the Company's shareholders for approval in accordance with applicable law and the Company's Plan of Reorganization (the "Plan") dated October 14, 1997, as confirmed by order of the United States Bankruptcy Court for the Central District of California on March 20, 1998, including: (a) this Agreement, and
(b) an amendment to the Company's Articles of Incorporation changing the Company's name to Microwave Transmission Systems, Inc. The Proxy Statement may also contain additional proposals regarding such other matters appropriate for shareholder approval as may be mutually agreed upon by the parties.

         MTS shall be responsible for providing the information to HFG required in the Proxy Statement that relates to MTS and its management, business and financial condition. HFG and the Company shall be responsible for providing the information required in the Proxy Statement that relates to HFG and the management, business and financial condition of the Company.

         6.4 Meeting of Shareholders. The Company shall call a special meeting of its shareholders to be held in accordance with the laws of the State of Texas to consider and vote upon the proposals contained in the Proxy Statement.

         6.5 Certain Information. The Company, HFG, MTS and each of their respective representatives shall prepare and assemble certain information regarding the Exchange, the Company and MTS necessary for the shareholders of MTS to make an informed investment decision regarding the Exchange.

         6.6 Press Releases. The Company and MTS shall consult with each other as to the form and substance of any press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure that is required to fulfill such party's disclosure obligations imposed by law, including, without limitation, federal securities laws.

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

         7.1 Conditions to Obligations of Each Party to Effect the Closing. The respective obligations of each party hereto to effect the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

                  (a) The Exchange and the other proposals contained in the Proxy Statement shall have been approved by the shareholders of the Company in accordance with the Plan and applicable law; and

                  (b) No order shall have been entered and remained in effect in any action or proceeding before any foreign, federal or state court or governmental agency or other foreign, federal or state regulatory or administrative agency or commission that would prevent or make illegal the consummation of the transactions contemplated hereby.

         7.2 Additional Conditions to MTS's Obligations. The obligations of MTS to effect the Closing are subject to the satisfaction of the following additional conditions on or before the Closing Date:

                  (a) The representations and warranties set forth in Article 4 of this Agreement will be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though then made;

                  (b) The Company and HFG shall have performed, in all material respects, each obligation and agreement and complied with each covenant to be performed and complied with by them under Articles 5 and 6 of this Agreement prior to the Closing Date;

                  (c) All consents by governmental or regulatory agencies or otherwise that are required to be obtained by the Company for the consummation of the transactions contemplated hereby will have been obtained;

                  (d) No action or proceeding before any court or governmental body will be pending or threatened wherein a judgment, decree or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded;

                  (e) MTS and its financial and legal representatives shall have completed a due diligence review of the available business, operations and financial statements of the Company provided by HFG, the results of which shall be satisfactory to MTS in its sole discretion;

                  (f) MTS will have received from Jackson Walker L.L.P., counsel to the Company, an opinion addressed to MTS, dated the Closing Date in a form mutually satisfactory to the parties; and

                  (g) At the Closing, the Company shall have delivered or caused to be delivered to MTS the following:

                           (i) a certificate executed on behalf of the Company and HFG stating that the conditions set forth in Sections 7.2(a) through (d) of this Agreement have been satisfied;

                           (ii) resolutions duly adopted by the respective Boards of Directors of the
                                    Company and HFG authorizing and approving the proposals contained in the Proxy Statement, including the Exchange and the execution, delivery and performance of this Agreement;

                           (iii) resolutions duly adopted by the shareholders of the Company approving the proposals contained in the Proxy Statement, including the Exchange and the execution, delivery and performance of this Agreement;

                           (iv) a certificate of good standing for the Company from the Secretary of State of the State of Texas, dated not earlier than five days prior to the
                                    Closing Date;

                           (v) a copy of the Articles of Incorporation of the Company certified as of a recent date by the Secretary of State of the State of Texas;

                           (vi) an incumbency certificate of the officers of the Company and HFG;

                           (vii) the written resignation of Timothy P. Halter from his positions of officer and director of the Company;

                           (viii) certificates representing the Company Shares to be delivered pursuant to this Agreement bearing the name of the Shareholder in the amount set forth on Exhibit "A" hereto; and

                           (ix) such other documents as MTS may reasonably request in connection with the transactions contemplated hereby.

         7.3 Additional Conditions to the Obligations of the Company and HFG. The respective obligations of the Company and HFG to effect the Closing are subject to the satisfaction of the following conditions on or before the Closing Date:

                  (a) The representations and warranties set forth in Articles 2 and 3 of this Agreement will be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though then made;

                  (b) MTS shall have performed, in all material respects, each obligation and agreement and complied with each covenant required to be performed and complied with by it under Article 6 of this Agreement prior to the Closing Date;

                  (c) All consents by governmental or regulatory agencies or otherwise that are required to be obtained by MTS for the consummation of the transactions contemplated hereby will have been obtained;

                  (d) No action or proceeding before any court or governmental body will be pending or threatened wherein a judgment, decree or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded;

                  (e) The Company shall have received from counsel to MTS satisfactory to the Company, an opinion addressed to the Company and HFG, dated the Closing Date in a form mutually satisfactory to the parties; and

                  (f) On the Closing Date, MTS shall have delivered to the Company the following:

                           (i) a certificate executed on behalf of MTS stating that the conditions set forth in Sections 7.3(a) through (d) of this Agreement have been satisfied;

                           (ii) resolutions duly adopted by the Board of Directors of MTS authorizing and approving the Exchange and the execution, delivery and performance of this Agreement;

                           (iii) a certificate of good standing for MTS from the Secretary of State of the State of Texas, dated not earlier than five days prior to the Closing Date;

                           (iv) a copy of the Articles of Incorporation of MTS certified as of a recent date by the Secretary of State of the State of Texas;

                           (v) an incumbency certificate of the officers of MTS;

                           (vi) certificate(s) representing the MTS Shares to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers; and

                           (vii) such other documents as the Company may reasonably request in connection with the transactions contemplated hereby.

                                    ARTICLE 8
                                   TERMINATION

         8.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the parties hereto.

         8.2 Automatic Termination. This Agreement shall automatically terminate if the Closing does not occur on or before 5:00 p.m., Central Standard Time, on September 24, 1999.

         8.3 Termination by Any Party. This Agreement may be terminated by any party hereto if a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause shall have used all reasonable efforts to remove such injunction, order or decree.

         8.4 Material Breach. This Agreement may be terminated by any party if a material breach of this Agreement has been committed and such breach has not been waived or cured by the alleged breaching party within 30 days of receipt of written notice from a non-breaching party detailing such breach.

         8.5 Effect of Termination. In the event of termination of this Agreement pursuant to this Article 8, the rights and obligations of the parties hereto to consummate the Exchange shall terminate. Each party's right of termination under this Article 8 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies.

                                    ARTICLE 9
                         SURVIVAL OF REPRESENTATIONS AND
                           WARRANTIES; INDEMNIFICATION

         9.1 Survival. The representations and warranties of the parties hereto contained in this Agreement or in any written statement, certificate or other document to be delivered in connection herewith shall survive the Closing for a period of five years, regardless of any investigation made by or on behalf of any party.

         9.2 Indemnification by HFG. Subject to the terms and conditions of this Article 9, HFG agrees to indemnify, defend and hold the Company subsequent to the Exchange (the "Post-Closing Company"), MTS and their respective directors, officers, agents, attorneys and affiliates harmless from and against all losses, claims, actions, causes of action, fines, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by any such persons or entities by reason of or resulting from a breach of any representation, warranty, non-fulfillment of any agreement or covenant of the Company or HFG contained in this Agreement or in any written statement, certificate or other document to be delivered in connection herewith.

         9.3 Indemnification by MTS and the Post-Closing Company. Subject to the terms and conditions of this Article 9, MTS and the Post-Closing Company agree to indemnify, defend and hold HFG and its directors, officers, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by any such persons or entities by reason of or resulting from a breach of any representation, warranty, non-fulfillment of any agreement or covenant of MTS contained in this Agreement or in any written statement, certificate or other document to be delivered in connection herewith.

         9.4 Conditions of Indemnification. The obligations and liabilities of HFG, MTS and the Post-Closing Company (the "indemnifying party") to the others (the "party to be indemnified") under this Article 9 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                  (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided that the party to be indemnified may participate in the defense with counsel of its own choice, the fees and expenses of which counsel shall be paid by the party to be indemnified unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the party to be indemnified and the party to be indemnified has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case, if the party to be indemnified informs the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the party to be indemnified, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the party to be indemnified, which firm shall be designated in writing by the party to be indemnified).

                  (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

                  (c) Notwithstanding the foregoing, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified.

                  (d) The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

         9.5 Remedies Not Exclusive. The remedies provided in this Article 9 shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

                                   ARTICLE 10
                               GENERAL PROVISIONS

         10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at the following addresses (or at such other address for a party as shall be specified by like notice):

To HFG or the Company prior to the Exchange:
         Timothy P. Halter, President
         Halter Financial Group, Inc.
         14160 Dallas Parkway, Suite 950
         Dallas, Texas 75240

To MTS or the Company after the Exchange:
         Preston D. Spurlin
         514 Sterling Drive
         Richardson, Texas 75081

         10.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

         10.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         10.4 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

         10.5 Separate Counsel. Each party hereby expressly acknowledges that it has been advised and urged to seek its own separate legal counsel for advice with respect to this Agreement.

         10.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

         10.7 Counterparts. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.

         10.8 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all parties hereto.

         10.9 Parties In Interest: No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

         10.10 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

         10.11 Expenses. Except as may be otherwise provided in the Consulting Agreement the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

         10.12 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         10.13 Arbitration of Disputes. In the event that a dispute arises between the parties, said dispute arising out of, in connection with or as a result of the Agreement entered into between the parties, the parties agree that said dispute shall be resolved through binding arbitration rather than litigation. Both parties hereby agree to submit the dispute for resolution, under the rules then obtaining, to either the American Arbitration Association, or the National Association of Securities Dealers, Inc., within five (5) days after receiving a written request to do so from either party. The determination of the arbitrators shall be final and binding upon both parties and may be enforced in any court of competent jurisdiction.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     RBS ACQUISITION CORP.


                                     By:         /s/ Timothy P. Halter
                                        --------------------------------------
                                        Timothy P. Halter, President


                                        HALTER FINANCIAL GROUP, INC.


                                     By:         /s/ Timothy P. Halter
                                        --------------------------------------
                                        Timothy P. Halter, President


                                     MICROWAVE TRANSMISSION SYSTEMS, INC.


                                     By:           /s/ Preston D.  Spurlin
                                        --------------------------------------
                                        Preston D. Spurlin, Chief Executive
                                        Officer


                                     THE SHAREHOLDER:


                                     By:           /s/ Preston D. Spurlin
                                        --------------------------------------
                                        Preston D. Spurlin

                                            EXHIBIT "A"

                                            Number of MTS                       Number of Company
           SHAREHOLDER                      SHARES OWNED                        SHARES TO BE ISSUED
--------------------------------  -----------------------------------  -----------------------------------
Preston D. Spurlin                            1,000                                 5,750,000
                                              -----                                 ---------

         TOTAL                                1,000                                 5,750,000
                                              =====                                 =========

                                  SCHEDULE 4.17


                         Agreement dated April 12, 1999,
                        between RBS Acquisition Corp. and
                         Securities Transfer Corporation